                                                                    EXHIBIT 10.7

                                                               EXECUTION VERSION

                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                              CSA ACQUISITION CORP.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                          DATED AS OF DECEMBER 23, 2004

                                TABLE OF CONTENTS

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   SECTION 3.6.  Right of First Refusal With Respect to Management Stockholders and Director

                                       -i-

ANNEX I

ANNEX II

EXHIBITS

Exhibit A Form of Assignment and Assumption Agreement

                                      -ii-

                             STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT dated as of December 23, 2004 (this
"Agreement"), by and among CSA Acquisition Corp., a Delaware corporation (the
"Company"), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership ("Cypress Onshore"), Cypress Merchant B II C.V., a limited partnership formed under the laws of The Netherlands ("Cypress Offshore"), 55th
Street Partners II L.P., a Delaware limited partnership ("55th Street"), Cypress
Side-By-Side LLC, a Delaware limited liability company ("Side-by-Side" and, together with Cypress Onshore, Cypress Offshore and 55th Street, "Cypress"), GS
Capital Partners 2000, L.P. ("Goldman Onshore"), GS Capital Partners 2000
Offshore, L.P. ("Goldman Offshore"), GS Capital Partners 2000 GmbH & Co.
Beteiligungs KG ("Goldman KG"), GS Capital Partners 2000 Employee Fund, L.P.
("Goldman Employee") and Goldman Sachs Direct Investment Fund 2000, L.P.
("Goldman Direct" and, together with Goldman Onshore, Goldman Offshore, Goldman
KG and Goldman Employee, "Goldman"; Goldman and Cypress are referred to herein as the "Sponsor Stockholders"), the persons listed on Annex I hereto (the
"Management Stockholders") and on Annex II hereto (the "Director Stockholders")
(the Sponsor Stockholders, Management Stockholders and Director Stockholders,
collectively, the "Stockholders").

                                    RECITALS

          WHEREAS, the Company has entered into that certain Stock Purchase
Agreement, dated as of September 16, 2004, as amended as of December 3, 2004
(the "Purchase Agreement"), by and among Cooper Tire & Rubber Company, a
Delaware corporation ("Cooper"), Cooper Tyre & Rubber Company UK Limited, a
company organized under the laws of England and Wales (together with Cooper, the
"Sellers") and the Company, pursuant to which the Company will purchase equity interests held by the Sellers in the Sold Companies (as defined in the Purchase
Agreement);

          WHEREAS, on September 16, 2004, the Company entered into a letter agreement with Cypress and Goldman, pursuant to which Cypress and Goldman each agreed to contribute $159,000,000, for a total of $318,000,000, in consideration for shares of the Common Stock of the Company;

          WHEREAS, on September 16, 2004, Cypress and Goldman entered into letter agreements with the Management Stockholders, pursuant to which each
Management Stockholder agreed to acquire shares of the Common Stock of the
Company, subject to certain conditions; and

          WHEREAS, each of the Stockholders desires to promote the interests of the Company and the mutual interests of Stockholders by establishing herein certain terms and conditions upon which the shares of Common Stock owned by them will be held, including provisions restricting the transfer of shares of Common
Stock, and providing for certain other matters.

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Company and the Stockholders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Defined Terms. As used herein, the following terms shall have the following meanings:

          "55th Street" has the meaning assigned to such term in the Preamble.

          "Acceptance Notice" has the meaning assigned to such term in Section
3.3(b).

          "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such
Person or (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity securities of such
Person.

          "Agreement" has the meaning assigned to such term in the Preamble.

          "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of
Common Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such
Person's execution of this Agreement.

          "Board" means the Board of Directors of the Company.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of
New York.

          "Bylaws" means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

          "Cause" shall mean "Cause" as defined in any employment agreement between a Management Stockholder and the Company as in effect on the date of the applicable Termination Event, or, if there shall be no such agreement or if such term is not defined therein, (i) the Management Stockholder's willful failure to perform duties or directives which is not cured following written notice, (ii)
the Management Stockholder's commission of a (A) felony or (B) crime involving moral turpitude, (iii) the Management Stockholder's willful malfeasance or misconduct which is demonstrably injurious to the Company, or (iv) material breach by the Management Stockholder of the restrictive covenants, including, without limitation, any non-compete, non-solicitation or confidentiality provisions to which executive is bound.

          "CEO Designee" has the meaning assigned to such term in Section
2.1(a)(ii).

                                        2

          "Change of Control" means the occurrence of any of the following events after the Effective Date: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the
Company to any "person" or "group" (as such terms are defined in Sections
13(d)(3) and 14(d)(2) of the Exchange Act) other than the Permitted Holders or
(ii) any person or group, other than the Permitted Holders, is or becomes the
"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of greater than or equal to fifty percent (50%) of the total voting power of the Voting Securities of the Company, including by way of merger, consolidation or otherwise, except where the Sponsor Stockholders or their Affiliates, immediately following such merger, consolidation or other transaction, continue to have the ability to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).

          "Charter" means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and as the context requires, the Treasury regulations promulgated thereunder.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company, whether first owned prior to, on or following the date hereof
(including shares acquired upon exercise of options, warrants or other rights to acquire such shares), and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

          "Company" has the meaning assigned to such term in the Preamble.

          "Company Competitor" means any Person that is primarily engaged, directly or indirectly, in the design, manufacture and sale of fluid handling systems, body sealing systems and active and passive vibration control systems or otherwise directly or indirectly competes with the business of the Company and its Subsidiaries.

          "Confidential Information" has the meaning assigned to such term in
Section 5.15(c).

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more
Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          "Cooper" has the meaning assigned to such term in the Recitals.

          "Co-Sale Participant" has the meaning assigned to such term in Section
3.4(a).

          "Cypress" has the meaning assigned to such term in the Preamble.

                                        3

          "Cypress Offshore" has the meaning assigned to such term in the
Preamble.

          "Cypress Onshore" has the meaning assigned to such term in the
Preamble.

          "Cypress Designee" has the meaning assigned to such term in Section
2.1(a)(i).

          "Cypress Member" means each of Cypress Onshore, Cypress Offshore, 55th
Street and Side-by-Side and their Permitted Transferees.

          "Delaware Law" means the Delaware General Corporation Law, as amended from time to time.

          "Director" means any member of the Board.

          "Director Stockholders" has the meaning assigned to such term in the
Preamble.

          "Drag Along Notice" has the meaning assigned to such term in Section
3.5(d).

          "Drag Securities" has the meaning assigned to such term in Section
3.5(a).

          "Drag Transaction" has the meaning assigned to such term in Section
3.5(b).

          "Effective Date" has the meaning assigned to such term in Section
5.19.

          "Eligible Shares" has the meaning assigned to such term in Section
3.7(c).

          "Equity Purchase Right" has the meaning assigned to such term in
Section 4.1(a).

          "Equity Purchase Shares" has the meaning assigned to such term in
Section 4.1(a).

          "Equity Securities" means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares or other securities, and options, warrants or other rights to acquire such shares or other securities.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exercising Stockholder" has the meaning assigned to such term in
Section 4.1(d).

          "Fair Market Value" means (i) with respect to Common Stock (a) if there is a public market for the shares on such date, the average of the high and low closing bid prices of the shares of Common Stock as reported on such date on the Composite Tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation
System (or such market in

                                        4

which such prices are regularly quoted), or, if no sale of shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation
System (or such market in which such prices are regularly quoted) on such date, on the closest preceding date on which there were sales of shares or (b) if there is no public market for the shares on such date, the fair market value of the shares will be as determined in good faith by the Board and (ii) with respect to any other non-cash consideration, the fair market value of such non-cash consideration as determined in good faith by the Board.

          "Family Group," with respect to any natural person, means such natural person's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such natural person and/or such natural person's spouse and/or descendants.

          "Financing Default" means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

          "First Offer" has the meaning assigned to such term in Section 3.3(b).

          "First Offer Price" has the meaning assigned to such term in Section
3.3(a).

          "First Purchase Date" has the meaning assigned to such term in Section
3.7(a).

          "Goldman" has the meaning assigned to such term in the Preamble.

          "Goldman Direct" has the meaning assigned to such term in the
Preamble.

          "Goldman Designee" has the meaning assigned to such term in Section
2.1(a)(i).

          "Goldman Employee" has the meaning assigned to such term in the
Preamble.

          "Goldman KG" has the meaning assigned to such term in the Preamble.

          "Goldman Member" means Goldman Onshore, Goldman Offshore, Goldman KG,
Goldman Employee and Goldman Direct and their Permitted Transferees.

          "Goldman Offshore" has the meaning assigned to such term in the
Preamble.

          "Goldman Onshore" has the meaning assigned to such term in the
Preamble.

          "Goldman Voting Securities" shall mean all shares of Common Stock or
Voting Securities which are owned or held by Goldman or its Permitted
Transferees.

          "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether international, supranational, national, federal, state or local, or any agency or instrumentality

                                        5

thereof, or any court or regulatory (including a stock exchange or other self-regulatory body) authority or agency.

          "IPO" means the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Issuance Notice" has the meaning assigned to such term in Section
4.1(b).

          "Lapse Date" has the meaning assigned to such term in Section
3.2(b)(i).

          "Law" means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any
Governmental Body.

          "Management Offer" has the meaning assigned to such term in Section
3.6(a).

          "Management Offer Notice" has the meaning assigned to such term in
Section 3.6(a).

          "Management Offeror" has the meaning assigned to such term in Section
3.6(a).

          "Management Stockholder" has the meaning set forth in the Preamble.

          "Non-Purchasing Stockholder" has the meaning assigned to such term in
Section 4.1(d).

          "Offer Notice" has the meaning assigned to such term in Section
3.3(a).

          "Offered Management Securities" has the meaning assigned to such term in Section 3.6(a).

          "Offered Securities" has the meaning assigned to such term in Section
3.3(a).

          "Offering Holder" has the meaning assigned to such term in Section
3.3(a).

          "Optionholder" has the meaning assigned to such term in Section 5.16.

          "Original Shares" shall mean, when used in reference to any
Stockholder, the shares of Common Stock sold to such Stockholder on or prior to the Effective Date or any shares or other securities which such shares of Common
Stock may have been converted into or exchanged for in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

          "Original Subscription Agreements" is a collective reference to the
Subscription Agreements to be entered into by the Company with each of the
Stockholders on or before the Effective Date providing in each case for the purchase by, or issuance to, such Stockholder of shares of Common Stock: (i) on or prior to the Effective Date, in the case of the Sponsor

                                        6

Stockholders; (ii) on or before the 20th day following receipt of each related
Bonus Payment (as defined in the Original Subscription Agreements for the
Management Stockholders), in the case of the Management Stockholders, and in the case of James S. McElya, on the Effective Date; and (iii) on or before March 23,
2005, in the case of the Director Stockholders.

          "Permitted Holder" means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by
(a) the Company or (b) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company and (ii) the Sponsor Stockholders and any
of their respective Affiliates.

          "Permitted Transferee" shall mean (i) in the case of a natural person, any individual who received a Stockholder's share of Common Stock pursuant to applicable Laws of descent and distribution or any individual who is a member of such Stockholder's Family Group; (ii) in the case of each Cypress Member (A) any other Cypress Member or any Affiliate (other than an individual) of Cypress
Associates II LLC or any of its managing members; (B) any general or limited partner, member, director, officer or employee of such Cypress Member (or other entity referred to in clause (A)); (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (B); (D) for estate planning purposes, any trust, the beneficiaries of which include only (1) Permitted Transferees referred to in clauses (A), (B) and (C) and (2) parents, spouses and lineal descendants of
Permitted Transferees referred to in clause (B); (E) a corporation, partnership or other entity, a majority of the equity of which is owned and controlled by such entity and/or Permitted Transferees referred to in clauses (A), (B), (C)
and (D); and (F) any bank or financial institution to which a bona fide pledge of shares of Common Stock is made, provided that immediately following any foreclosure upon such pledged shares of Common Stock, such bank or financial institution shall cease to be a Permitted Transferee for all purposes of this
Agreement; and (iii) in the case of each Goldman Member (A) any other Goldman
Member or any Affiliate (other than an individual) of The Goldman Sachs Group,
Inc.; (B) any general or limited partner, member, director, officer or employee of such Goldman Member (or other entity referred to in clause (A)); (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (B); (D) for estate planning purposes, any trust, the beneficiaries of which include only (1)
Permitted Transferees referred to in clauses (A), (B) and (C) and (2) parents, spouses and lineal descendants of Permitted Transferees referred to in clause
(B); (E) a corporation, partnership or other entity, a majority of the equity of which is owned and controlled by such entity and/or Permitted Transferees referred to in clauses (A), (B), (C) and (D); and (F) any bank or financial institution to which a bona fide pledge of shares of Common Stock is made, provided that immediately following any foreclosure upon such pledged shares of
Common Stock, such bank or financial institution shall cease to be a Permitted
Transferee for all purposes of this Agreement; provided, however, that in all cases such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this
Agreement. For the sake of clarity, in instances where there is an attempted
Transfer of Common Stock from one Permitted Transferee to another Person, such
Person must be a Permitted Transferee of the original Stockholder party from which the shares of Common Stock were initially Transferred in order for such
Person to qualify as a Permitted Transferee of the Transferring Permitted
Transferee.

                                        7

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

          "Pro Rata Portion" means:

          (i) for the purposes of Article IV, with respect to any Stockholder, on any issuance date for Equity Securities, the number or amount of Equity
     Securities equal to the product of (i) the total number or amount of Equity
     Securities to be issued by the Company on such date and (ii) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by such Stockholder immediately prior to such issuance by (B) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance;

          (ii) for the purposes of Section 3.3, with respect to any ROFO
     Recipient, with respect to any proposed Transfer of Offered Securities, the number or amount of Offered Securities equal to the product of (x) the total number or amount of Offered Securities to be offered to the ROFO
     Recipients and (y) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by such ROFO Recipient by (B) the total number of shares of Common Stock beneficially owned by all of the
     ROFO Recipients as of such date; provided, however, that for the purpose of determining the Pro Rata Portion of the Section 3.3 Non-Electing Shares
     referred to in the third sentence of Section 3.3(c), (1) the reference to
     "Offered Securities" in clause (x) of this subsection shall be a reference to "Section 3.3 Non-Electing Shares" and (2) the total number of shares of
     Common Stock referred to in clause (B) of this subsection (ii) shall not include the Common Stock of the holder of the Section 3.3 Non-Electing
     Shares;

          (iii) for the purposes of Section 3.4, with respect to any Co-Sale
     Participant, with respect to any proposed Transfer of Transferred
     Securities, the number or amount of Transferred Securities equal to the product of (x) the total number or amount of Transferred Securities to be
     Transferred to the proposed Transferee and (y) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by such Co-Sale Participant by (B) the total number of shares of Common Stock beneficially owned by all of the Stockholders as of such date; and

          (iv) for the purposes of Section 3.5, with respect to any Selling
     Stockholder, with respect to any proposed Transfer of Drag Securities, the number or amount of Drag Securities equal to the product of (x) the total number or amount of Drag Securities to be Transferred to the proposed
     Transferee and (y) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by such Selling Stockholder by
     (B) the total number of shares of Common Stock beneficially owned by all of the Stockholders as of such date.

          "Purchase Agreement" has the meaning assigned to such term in the
Recitals.

                                        8

          "Qualified IPO" means an IPO (x) of at least 25% of the then outstanding shares of Common Stock or (y) that results in gross proceeds to the
Company of at least $159 million.

          "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, among the Company and each of the
Stockholders, as it may be amended, supplemented or restated from time to time.

          "Required Sponsor Stockholder Consent" has the meaning assigned to such term in Section 2.3(a).

          "Reserved Employee Shares" shall mean options to purchase Common Stock
(and shares of Common Stock issuable upon the exercise thereof) or restricted or other shares of Common Stock or stock-based awards, in any case, issued to employees, officers, directors or consultants pursuant to any stock option, employee stock purchase or similar equity-based plans approved by the Board
(including adjustments in respect thereof for any subsequent stock dividends, combinations, splits or the like), including the 2004 CSA Acquisition Corp.
Stock Incentive Plan.

          "ROFO Recipients" has the meaning assigned to such term in Section
3.3(a).

          "Section 3.3 Non-Electing Shares" has the meaning assigned to such term in Section 3.3(c).

          "Section 3.5 Transferring Stockholder(s)" has the meaning assigned to such term in Section 3.5(a).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Sellers" has the meaning assigned to such term in the Recitals.

          "Selling Management Stockholder" has the meaning assigned to such term in Section 3.6(a).

          "Selling Stockholder" has the meaning assigned to such term in Section
3.5(a).

          "Services" means (i) a Management Stockholder's employment if the
Management Stockholder is an employee of the Company or any of its Affiliates,
(ii) a Management Stockholder's services as a consultant, if the Management
Stockholder is a consultant to the Company or any of its Affiliates and (iii) a
Management Stockholder's services as a non-employee director, if the Management
Stockholder is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Stockholder's status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of "Services"
hereunder.

          "Shares Buyer" has the meaning assigned to such term in Section
3.7(d).

                                        9

          "Side-by-Side" has the meaning assigned to such term in the Preamble.

          "Sponsor Stockholder" has the meaning assigned to such term in the
Preamble.

          "Sponsor Stockholder Designees" has the meaning assigned to such term in Section 2.1(a)(i).

          "Stockholder" has the meaning set forth in the Preamble.

          "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

          "Termination Event" has the meaning assigned to such term in Section
3.7(a).

          "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Common Stock beneficially owned by a Person or any interest in any shares of Common Stock beneficially owned by a Person; provided however that a sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition (or contract, option or other arrangement or understanding with respect thereto) of any equity interest in a Sponsor Stockholder entity that engages in a business or activity other than primarily owning Common Stock, shall not be considered a
Transfer hereunder.

          "Transferee" means any Person to whom any Stockholder or any
Transferee thereof Transfers Common Stock in accordance with the terms hereof.

          "Transfer Notice" has the meaning assigned to such term in Section
3.4(a).

          "Transferred Securities" has the meaning assigned to such term in
Section 3.4(a).

          "Transferring Stockholder" has the meaning assigned to such term in
Section 3.4(a).

          "VCOC Funds" shall mean each Cypress Member and each Goldman Member which is intended to qualify as a "venture capital operating company" within the meaning of 29 C.F.R. Section 2510.3-101.

          "Voting Securities" means, at any time, shares of any class of capital stock of the Company, which are then entitled to vote generally in the election of Directors.

          SECTION 1.2. Other Definitional Provisions. (a) The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this

                                       10

Agreement as a whole and not to any particular provision of this Agreement, and
Article and Section references are to Articles and Sections, respectively, of this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

          SECTION 2.1. Board Representation. Subject to Section 2.6, the Sponsor
Stockholders agree, as between themselves, as follows: (a) As of the Effective
Date and, subject to the other provisions of this Article, for so long as this
Section 2.1 remains in effect, the Board shall be comprised of (and the Company shall take all steps necessary so that the Board is comprised of) up to eleven
(11) Directors of whom:

          (i) three (3) members shall be designees of Cypress, one (1) of which shall be a designee of Cypress Onshore (such persons, the "Cypress
     Designees") and three (3) members shall be designees of Goldman Onshore
     (such persons, the "Goldman Designees" and, together with the Cypress
     Designees, the "Sponsor Stockholder Designees");

          (ii) one (1) member shall be the Chief Executive Officer of the
     Company in office from time to time (the "CEO Designee"), who shall initially be James S. McElya; and

          (iii) up to four (4) individuals mutually agreed upon by Cypress and
     Goldman.

          (b) A designee of the Sponsor Stockholder holding (together with its
Permitted Transferees) the greatest number of shares of Common Stock (or, if
Cypress and Goldman hold an equal number of shares of Common Stock, a designee as shall be mutually agreed upon by Cypress and Goldman) shall be designated as the Chairman of the Board.

          (c) In the event a Sponsor Stockholder shall cease to have the right to designate a Director in accordance with Section 2.6, such Sponsor Stockholder shall cause the designee of such Sponsor Stockholder to resign and the Directors remaining in office shall decrease the size of the Board to eliminate such vacancy and no consent under Section 2.3(a) shall be required in connection with such decrease.

                                       11

          (d) The Company shall reimburse each Sponsor Stockholder Designee for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

          (e) Each Sponsor Stockholder agrees that the board of directors of
Cooper-Standard Automotive Inc. or its successor entity shall have the same number of directors and have the same representatives serving on its board of directors as the Board. The Company shall take all such actions necessary as the stockholder of Cooper-Standard Automotive Inc. or its successor entity to cause the board of directors of Cooper-Standard Automotive Inc. to conform with the requirements of this subclause (e).

          (f) The rights of the Sponsor Stockholders pursuant to this Section
2.1 are personal to the Sponsor Stockholders and shall not be exercised by any
Transferee other than a Permitted Transferee of such Sponsor Stockholder.

          (g) The Sponsor Stockholders agree to vote all of their Voting
Securities at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such meeting, and agree to take all the actions necessary to cause the events described in clauses (a), (b) and (c) to occur.

          SECTION 2.2. Committees. Subject to Section 2.6, so long as a Sponsor
Stockholder has the right to designate at least one (1) Director pursuant to
Section 2.1, the parties agree that (and the Company shall take all steps necessary so that) each executive committee, compensation committee, audit committee or other significant committee of the Board (including, without limitation, any committee performing the functions usually reserved for the committees described above) shall include at least one (1) of each such Sponsor
Stockholder's designees; provided that the composition of each such committee shall reflect the relative number of Sponsor Stockholder Designees for each
Sponsor Stockholder.

          SECTION 2.3. Consent Rights. (a) In addition to any other vote or consent of the Board or the stockholders of the Company required by law or the
Charter, subject to Section 2.6, the Company shall not take (or, to the extent applicable, permit any Subsidiary to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the consent in writing of each of Cypress and Goldman (such consent being the "Required Sponsor Stockholder Consent"), which shall be necessary for authorizing, effecting or validating such transactions:

          (i) the selection, termination or removal of the Chief Executive
     Officer of the Company;

          (ii) the incurrence by the Company or its Subsidiaries of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another Person) other than
     (A) the incurrence of trade payables arising in the ordinary course of operating the business, (B) borrowings under the Revolving Credit Facility of Cooper-Standard Automotive Inc. in effect as of the date hereof (as amended or refinanced from time to time) or (C) indebtedness incurred following the date hereof of up to $5,000,000 in the aggregate (excluding borrowings

                                       12

     referred in clause (B) herein and including debt securities referred to in clause (B) of Section 2.3(a)(iii));

          (iii) any authorization or issuance of any securities of the Company
     (including in the IPO), other than (A) the issuance of Reserved Employee
     Shares, (B)(1) the issuance of any securities as consideration in, or in connection with, a transaction approved pursuant to Sections 2.3(a)(x),
     (xiii) or (xv) or (2) debt securities permitted pursuant to Section
     2.3(a)(ii)(B) or (C) authorizations and issuances by Subsidiaries to the
     Company or wholly owned Subsidiaries of the Company;

          (iv) any redemption, acquisition or other purchase of any shares of
     Common Stock other than from an employee in connection with such employee's termination of employment with the Company or any Subsidiary;

          (v) any payment or declaration of any dividend on or other distribution in respect of any shares of Common Stock;

          (vi) the creation of any non-wholly owned Subsidiaries, or the
     Transfer or any sale or other disposition of a Subsidiary's securities to any Person other than the Company or a wholly owned Subsidiary of the
     Company (other than any pledge of such Subsidiary's stock pursuant to a financing approved by the Board);

          (vii) any transaction by the Company or any Subsidiary with or involving any Affiliate of the Company or any Affiliate of any stockholder of the Company that beneficially owns in excess of ten percent (10%) of the voting power of the Company other than any transaction between the Company or a wholly-owned Subsidiary of the Company, on the one hand, and another wholly-owned Subsidiary, on the other hand;

          (viii) any amendment, repeal or alteration of the Charter or the
     Bylaws;

          (ix) any increase or decrease in the size of the Board, committees of the Board, and boards and committees of Subsidiaries of the Company (other than increases or decreases in accordance with the other provisions of this
     Article II) and any creation of committees of the Board or of the board of directors of any Subsidiaries;

          (x) any acquisition by the Company or any Subsidiary of a substantial portion of the stock, equity interests or assets of any Person where the value of the acquired assets is in excess of $5,000,000;

          (xi) any change of the Company's auditor;

          (xii) any compromise, settlement, waiver or release relating to any pending or threatened claim, action, suit, proceeding, administrative enforcement proceeding or arbitration proceeding before any Governmental
     Body or arbitrator (public or private) having a value in the aggregate in excess of $5,000,000 or that imposes non-monetary relief that would be materially adverse to the Company or any Subsidiary of the Company;

                                       13

          (xiii) any (A) merger or consolidation of the Company with or into any other Person, (B) direct or indirect sale of all or substantially all the consolidated assets of the Company and its Subsidiaries or (C) issuance of shares of capital stock of the Company in a transaction or series of related transactions involving a Change of Control of the Company;

          (xiv) any disposition of assets of the Company or any Subsidiary or the capital stock or other equity interests of any Subsidiary where the value of the assets to be disposed (including liabilities to be assumed or transferred) is in excess of $5,000,000; and

          (xv) any plan of liquidation, dissolution or the commencement of proceedings relating to bankruptcy, insolvency, reorganization or relief of debtors of the Company.

          (b) In connection with any vote or action by written consent of the stockholders of the Company relating to any matter requiring consent as specified in Section 2.3(a), each Stockholder agrees, with respect to any Voting
Securities beneficially owned by such Stockholder with respect to which he or it has the power to vote, to vote against (and not act by written consent to approve) such matter if such matter has not been approved by the Required
Sponsor Stockholder Consent in accordance with Section 2.3(a).

          SECTION 2.4. Available Financial Information. Subject to Section 2.6,
until an IPO, the Company will furnish to each of the Sponsor Stockholders copies of the quarterly and annual "reports" containing financial information, in any case to the extent required, as of the Effective Date, to be provided to the holders of senior subordinated notes of Cooper-Standard Automotive Inc.
under the indenture applicable to such notes (even if such notes are no longer outstanding), together with such other information as may be requested by the
Sponsor Stockholders from time to time, it being understood and agreed that the public filing of such quarterly and annual "reports" with the Securities and
Exchange Commission shall satisfy the foregoing requirements to furnish such information to each Sponsor Stockholder.

          SECTION 2.5. Access. Subject to Section 2.6, the Company shall, and shall cause its Subsidiaries, and its and their respective employees to provide each Sponsor Stockholder (and, separately, each VCOC Fund), during normal business hours and upon reasonable notice reasonable access at reasonable times to its employees and facilities and to books and records. In addition, with respect to each VCOC Fund:

          (a) Such VCOC Fund shall be entitled to routinely consult with and advise management of the Company with respect to operations of the Company and its direct and indirect Subsidiaries, including all the Company's business and financial matters and management's proposed annual operating plans, and, if requested by the VCOC Fund, management will meet periodically during each year with representatives of such VCOC Fund (the "Representatives") at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving such plans;

          (b) Such VCOC Fund shall be entitled to receive from the Company, as soon as reasonably available after the end of each fiscal quarter, consolidated balance sheets of the

                                       14

Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

          (c) During any period when such VCOC Fund does not have the right to appoint at least one member of the Board pursuant to Section 2.1, to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company's public disclosure thereof through applicable securities law filings or otherwise), the right to be informed by the
Company in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company and the right to consult with the Company with respect to such actions; and

          (d) Without limiting any of the other rights of a Sponsor Stockholder under this Agreement, the Company agrees to consider, in good faith, the recommendations of the VCOC Fund in connection with the matters on which it is consulted as described above.

          SECTION 2.6. Termination and Modification of Rights. (a) At such time as any Sponsor Stockholder (together with its Permitted Transferees) shall cease to own a number of shares of Common Stock equal to (i) at least twenty percent
(20%) of the issued and outstanding shares of Common Stock, the Required Sponsor
Stockholder Consent of such Stockholder pursuant to Section 2.3(a) (other than with respect to clauses (vii), (xiii) and (xv)) shall not be required and (ii)
at least fifteen percent (15%) of the issued and outstanding shares of Common
Stock, the Required Sponsor Stockholder Consent of such Stockholder pursuant to
Section 2.3(a)(vii), (xiii) and (xv) shall not be required;

          (b) At such time as any Sponsor Stockholder (together with its
Permitted Transferees) shall cease to own a number of shares of Common Stock equal to at least five percent (5%) of the issued and outstanding shares of
Common Stock, such Stockholder shall cease to have the right to designate any
Directors pursuant to Section 2.1 and any rights pursuant to Sections 2.2, 2.4 and 2.5;

          (c) (i) At such time as any Sponsor Stockholder (together with its
Permitted Transferees) shall cease to own a number of shares of Common Stock equal to at least fifty percent (50%) of its Original Shares, such Sponsor
Stockholder shall cease to have the right to designate more than two (2)
Directors pursuant to Section 2.1(a)(i) and (ii) at such time as any Sponsor
Stockholder (together with its Permitted Transferees) shall cease to own a number of shares of Common Stock equal to at least twenty-five percent (25%) of its Original Shares, such Sponsor Stockholder shall cease to have the right to designate more than one (1) Director pursuant to Section 2.1 (a)(i); and

          (d) At such time as either Sponsor Stockholder (together with its
Permitted Transferees) owns a number of shares of Common Stock equal to at least
(i) 56.04% of the issued and outstanding shares of Common Stock, such Sponsor
Stockholder shall have the right

                                       15

to designate one (1) additional Director pursuant to Section 2.1(a)(i); (ii)
66.04% of the issued and outstanding shares of Common Stock, such Sponsor
Stockholder shall have the right to designate two (2) additional Directors pursuant to Section 2.1(a)(i); (iii) 76.04% of the issued and outstanding shares of Common Stock, such Sponsor Stockholder shall have the right to designate three (3) additional Directors pursuant to Section 2.1(a)(i); and (iv) 86.04% of the issued and outstanding shares of Common Stock, such Sponsor Stockholder shall have the right to designate four (4) additional Directors pursuant to
Section 2.1(a)(i).

          SECTION 2.7. VCOC. In the event that the Company ceases to qualify as an "operating company" (as defined in the first sentence of 29 C.F.R. Section
2510.3-101(c)), then the Company and each Sponsor Stockholder will cooperate in good faith to take all commercially reasonable action necessary to provide that the investment (or at least fifty-one percent (51%) of the investment valued at cost) of each VCOC Fund shall continue to qualify as a "venture capital investment" (as defined in 29 C.F.R. Section 2510.3-101(d)).

                                  ARTICLE III

                                   TRANSFERS

          SECTION 3.1. Rights and Obligations of Transferees. (a) No Transferee
of any Stockholder, except a Permitted Transferee, shall be entitled to exercise any rights under this Agreement of such Stockholder. If a Stockholder Transfers shares of Common Stock to a Permitted Transferee and such Permitted Transferee thereafter ceases to be a Permitted Transferee of such Stockholder, such
Permitted Transferee shall promptly transfer such Common Stock back to the
Transferring Stockholder and shall not be entitled to exercise rights with respect to such shares of Common Stock from such time as such Person ceases to be a Permitted Transferee.

          (b) Subject to the last sentence of this Section 3.1(b), prior to the consummation of a Transfer by any Stockholder or any Transferee, as a condition thereto, the applicable Transferee or subsequent Transferee shall agree in writing in the form attached as Exhibit A hereto to assume all of the obligations in this Agreement applicable to the Transferring Stockholder with respect to the Common Stock so transferred. Notwithstanding the foregoing, a
Transferee of Common Stock shall not be bound by any of the terms and conditions of this Agreement if the applicable Transfer is pursuant to an effective registration statement under the Securities Act or to the public pursuant to
Rule 144 of the Securities Act.

          SECTION 3.2. Transfer Restrictions.

          (a) Sponsor Stockholders.

          (i) Until the fifth (5th) anniversary of the Effective Date, each
     Sponsor Stockholder shall not Transfer any of its Common Stock at any time other than: (A) Transfers to Permitted Transferees of such Stockholder; (B)
     following the IPO, Transfers pursuant to the Registration Rights Agreement;
     (C) Transfers by Co-Sale Participants pursuant to Section 3.4 and by
     Selling Stockholders (other than Section 3.5 Transferring

                                       16

     Stockholder(s)) pursuant to Section 3.5; and (D) Transfers (subject to
     Sections 3.3 and 3.4) with the prior written consent of each Sponsor
     Stockholder (except for a Sponsor Stockholder which does not (together with its Permitted Transferees) own at least 15% of the issued and outstanding shares of Common Stock).

          (ii) Following the fifth (5th) anniversary of the Effective Date, so long as the Company has not completed an IPO, and, subject to compliance with Sections 3.3, 3.4 and 3.5, each Sponsor Stockholder may freely
     Transfer its Common Stock without restriction subject to compliance with applicable securities laws.

          (iii) Following the fifth (5th) anniversary of the Effective Date, if the Company has completed an IPO, each Sponsor Stockholder may freely
     Transfer its Common Stock without restriction subject to compliance with applicable securities laws.

          (b) Management Stockholders and Director Stockholders.

          (i) Until the earliest to occur of (x) the date of a Qualified IPO,
     (y) the date of a Change of Control and (z) the seventh (7th) anniversary of the Effective Date (the earliest of such dates, the "Lapse Date"), each
     Management Stockholder and Director Stockholder hereby agrees that such
     Stockholder shall not Transfer any of his or her Common Stock at any time other than (A) Transfers to Permitted Transferees; (B) Transfers pursuant to Sections 3.4, 3.5 and (in the case of Management Stockholders) 3.7; and
     (C) Transfers to the Company or a Sponsor Stockholder (or any of its
     Affiliates).

          (ii) Following the Lapse Date, so long as the Company has not completed a Qualified IPO, and, subject to compliance with Section 3.6, each Management Stockholder and Director Stockholder may freely Transfer his or her Common Stock without restriction subject to compliance with applicable securities laws.

          (iii) Following the Lapse Date, if the Company has completed a
     Qualified IPO, each Management Stockholder and Director Stockholder may freely Transfer his or her Common Stock without restriction subject to compliance with applicable securities laws.

          (c) Unless each Sponsor Stockholder (except for a Sponsor Stockholder which does not (together with its Permitted Transferees) own at least 15% of the issued and outstanding shares of Common Stock) agrees to the contrary, no
Stockholder shall Transfer any of its Common Stock at any time to a Company
Competitor or a Person that has been deemed by the Board to be materially adverse to the Company; provided that following an IPO, such restriction shall not apply to sales in an open market transaction as long as the selling
Stockholder has no knowledge that the recipient is a Company Competitor or has been deemed by the Board to be materially adverse to the Company.

          SECTION 3.3. Right of First Offer with Respect to Sponsor
Stockholders. So long as the Company has not completed an IPO, no Sponsor
Stockholder shall Transfer any of its Common Stock other than (i) to a Permitted
Transferee, (ii) a Transfer by a Co-Sale Participant pursuant to Section 3.4 or
(iii) by a Selling Stockholder (other than Section 3.5 Transferring
Stockholder(s)) pursuant to Section 3.5, except as set forth below:

                                       17

          (a) Prior to any Transfer of Common Stock by a Sponsor Stockholder
(the "Offering Holder"), the Offering Holder shall deliver to the Company and each Sponsor Stockholder that is not a Permitted Transferee of the Offering
Holder (collectively, excluding the Company, the "ROFO Recipients") written notice (the "Offer Notice"), stating such Offering Holder's intention to effect such a Transfer, the number of shares of Common Stock subject to such Transfer
(the "Offered Securities"), the price the Offering Holder proposes to be paid for the Offered Securities (the "First Offer Price"), and the other material terms and conditions of the proposed Transfer.

          (b) Upon receipt of the Offer Notice, the Company will have an irrevocable non-transferable option to purchase all or a portion of the Offered
Securities at the First Offer Price and otherwise on the terms and conditions described in the Offer Notice (the "First Offer"). The Company shall, within fifteen (15) days from receipt of the Offer Notice, indicate whether or not it has accepted the First Offer by sending irrevocable written notice of any such acceptance to the Offering Holder and the ROFO Recipients indicating the number of Offered Shares to be purchased (the "Acceptance Notice"), and the Company shall then be obligated to purchase such number of Offered Securities on the terms and conditions set forth in the Offer Notice. In the event the Company elects not to purchase any or all of the Offered Securities, the ROFO Recipients
shall have the option to purchase at the First Offer Price all, but not less than all, of the Offered Securities with respect to which the Company has not exercised its option, and each of the ROFO Recipients shall, within fifteen (15)
days from receipt of the Company's Acceptance Notice, indicate to the Offering
Holder and the Company if it has accepted the First Offer and, if so, the number of Offered Securities to be purchased by sending irrevocable written notice of such acceptance to the Offering Holder and the Company, and such ROFO Recipient shall then be obligated to purchase such number of Offered Securities on the terms and conditions set forth in the Offer Notice.

          (c) Notwithstanding any other provision of this Section 3.3, the ROFO
Recipients and the Company shall not be permitted to purchase less than all of the Offered Securities without the consent of the Offering Holder. The number of shares that each ROFO Recipient shall be entitled to purchase upon the exercise of the right of first offer shall be equal to such ROFO Recipient's Pro Rata
Portion of the Offered Securities other than those as to which the Company has exercised its option. In the event any ROFO Recipient elects to purchase less than all of its Pro Rata Portion (such remaining securities, the "Section 3.3
Non-Electing Shares"), the Company shall notify the other ROFO Recipients as to the aggregate number of Section 3.3 Non-Electing Shares, and each such other
ROFO Recipient shall be entitled to purchase its Pro Rata Portion of the Section
3.3 Non-Electing Shares by providing written notice that such ROFO Recipient has elected to purchase all (but not less than all) of its Pro Rata Portion of the
Section 3.3 Non-Electing Shares within five (5) days of receipt of such notice, and such ROFO Recipient shall then be obligated to purchase such ROFO
Recipient's Pro Rata Portion of the Section 3.3 Non-Electing Shares.

          (d) If neither the Company nor the ROFO Recipients (in the aggregate)
elect to purchase all of the Offered Securities pursuant to this Section 3.3, then the applicable Offering Holder shall be free for a period of six (6) months from the date acceptance notices from the ROFO Recipients were due to be received by the applicable Offering Holder to enter into definitive agreements to Transfer the Offered Securities to a Transferee for consideration having

                                       18

a value not less than the First Offer Price and to transfer the Offered
Securities pursuant to such definitive agreements; provided that any such definitive agreement provides for the consummation of such Transfer to take place within six (6) months from the date of such definitive agreement and is otherwise on terms not more favorable to the transferee in any material respect than were contained in the Offer Notice.

          (e) If neither the Company nor the ROFO Recipients (in the aggregate)
exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the applicable Offering Holder has not entered into a definitive agreement described in Section 3.3(d) within six (6) months from the date acceptance notices from the ROFO Recipients were due to be received by the applicable Offering Holder, or the Offering Holder has entered into such an agreement but has not consummated the sale of such securities within six (6)
months from the date of such definitive agreement, then the provisions of this
Section 3.3 shall again apply, and such Offering Holder shall not Transfer or offer to Transfer such shares of Common Stock without again complying with this
Section 3.3.

          (f) Upon exercise by the Company and/or the ROFO Recipients, as the case may be, of their respective rights of first offer under this Section 3.3, the Company and/or the ROFO Recipients, as the case may be, and the applicable
Offering Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Offered Securities as promptly as practicable.

          SECTION 3.4. Right of Co-Sale on Transfers by Stockholders. (a) In the
event of a proposed Transfer of Common Stock by a Sponsor Stockholder (a
"Transferring Stockholder"), each Stockholder (other than the Transferring
Stockholder) shall have the right to participate in the Transfer in the manner set forth in this Section 3.4. Prior to any such Transfer, the Transferring
Stockholder shall deliver to the Company prompt written notice (the "Transfer
Notice"), which the Company will forward to the Stockholders (other than the
Transferring Stockholder) and each Permitted Transferee to which Common Stock has been Transferred (other than the Transferring Stockholder, the "Co-Sale
Participants"), which notice shall state (i) the name of the proposed
Transferee, (ii) the number of shares of Common Stock proposed to be Transferred
(the "Transferred Securities"), (iii) the proposed purchase price therefor, including a description of any non-cash consideration, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed
Transfer date (which date may not be less than thirty-five (35) days after delivery of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities from the Co-Sale Participants on the same terms and conditions as applicable to the
Transferring Stockholder. Each Co-Sale Participant may Transfer to the proposed
Transferee identified in the Transfer Notice their Pro Rata Portion of the
Transferred Securities by giving written notice to the Company (who shall forward such notice to the other Co-Sale Participants within five (5) days) and to the Transferring Stockholder within the thirty (30) day period after the delivery of the Transfer Notice, which notice shall state that such Co-Sale
Participant elects to exercise its rights of co-sale under this Section 3.4 and shall state the maximum number of shares sought to be Transferred. Each Co-Sale
Participant shall be deemed to have waived its right of co-sale

                                       19

hereunder if it either fails to give notice within the prescribed time period or if such Co-Sale Participant purchases Common Stock in exercising its right of first offer pursuant to Section 3.3. The proposed Transferee of Transferred
Securities will not be obligated to purchase a number of shares of Common Stock exceeding that set forth in the Transfer Notice and in the event such Transferee elects to purchase less than all of the additional shares of Common Stock sought to be Transferred by the Co-Sale Participants, the number of shares of Common
Stock to be Transferred by the Transferring Stockholder and each such Co-Sale
Participant shall be reduced on a pro rata basis.

          (b) The following Transfers of Common Stock by any Stockholder shall not be subject to the co-sale rights provided by this Section 3.4: (i) Transfers to Permitted Transferees of such Stockholder and (ii) Transfers following an
IPO.

          SECTION 3.5. Drag Along Rights. (a) Whether before or following the
IPO, if one or more Sponsor Stockholders desires to Transfer or cause the
Transfer of shares of Common Stock representing at least 50.01% of the Voting
Securities of the Company (such proposed amount, the "Drag Securities") then such Sponsor Stockholder(s) (the "Section 3.5 Transferring Stockholder(s)"), may
require each other Stockholder (a "Selling Stockholder") to sell its Pro Rata
Portion of the Common Stock held by it in connection with such Transfer;
provided that the right of a Sponsor Stockholder to effect a Transfer pursuant to this Section 3.5(a) may only be exercised (i) jointly by the Sponsor
Stockholders for so long as the percentage of the total issued and outstanding
Voting Securities owned by Cypress (together with its Permitted Transferees) is within fifteen percent (15%) of the percentage of total issued and outstanding
Voting Securities owned by Goldman (together with its Permitted Transferees) and
(ii) by the Sponsor Stockholder which (together with its Permitted Transferees)
has a greater ownership stake of issued and outstanding Voting Securities if clause (i) is not applicable.

          (b) The consideration to be received by a Selling Stockholder shall be the same form and amount of consideration per share to be received by the
Section 3.5 Transferring Stockholder(s), and the terms and conditions of such sale shall be the same as those upon which the Section 3.5 Transferring
Stockholder(s) sells its Common Stock. In connection with the transaction contemplated by Section 3.5(a) (the "Drag Transaction"), the Selling Stockholder
will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Section 3.5 Transferring Stockholder(s) so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each
Stockholder.

          (c) The fees and expenses of a Section 3.5 Transferring Stockholder incurred in connection with a sale under this Section 3.5 and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a
Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the
Company or the Transferee or acquiring Person, shall be shared by all the
Stockholders on a pro rata basis, based on the consideration received by each
Stockholder; provided that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 3.5.

                                       20

          (d) The Section 3.5 Transferring Stockholder(s) shall provide written notice (the "Drag Along Notice") to each other Selling Stockholder of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 3.5(a). The Drag Along Notice shall set forth the consideration to be paid by the purchaser for the securities and the material terms of the Drag Transaction.

          (e) If any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders of Common Stock will be given the same option. Each Stockholder agrees to waive any "appraisal" or
"dissenters'" rights or similar rights it may have in connection with any Drag
Transaction.

          (f) At least ten (10) Business Days prior to the consummation of the sale, each Selling Stockholder shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the shares of Common Stock held by such Selling
Stockholder to be sold, and a stock power and limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such securities. In the event that a Selling Stockholder should fail to deliver documentation, the Company shall cause the books and records of the
Company to show that such shares of Common Stock are bound by the provisions of this Section 3.5 and that such securities may only be Transferred to the purchaser in such Drag Transaction.

          (g) Upon the consummation of the Drag Transaction, the acquiring
Person shall remit directly to the Selling Stockholder, by wire transfer if available and if requested by the Selling Stockholder, the consideration for the securities sold pursuant thereto.

          (h) The Company and the applicable Selling Stockholders shall be legally obligated to consummate the Drag Transaction contemplated hereby, subject to the terms and conditions contained therein, and shall use their commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the sale of the Drag Securities as contemplated hereby.

          SECTION 3.6. Right of First Refusal With Respect to Management
Stockholders and Director Stockholders. Following the Lapse Date, so long as the
Company has not completed a Qualified IPO, no Management Stockholder or Director
Stockholder shall Transfer any of his or her Common Stock other than to a
Permitted Transferee or a Transfer as a Co-Sale Participant pursuant to Section
3.4, as a Selling Stockholder pursuant to Section 3.5, or pursuant to Section
3.7, except as set forth below:

          (a) At any time a Management Stockholder or Director Stockholder proposes to make a Transfer of any Common Stock, and such Management Stockholder or Director Stockholder (a "Selling Management Stockholder") has received a bona fide arm's length offer (the "Management Offer") to purchase all or any portion of the Common Stock held by him or her (the "Offered Management Securities")
from any Person (the "Management Offeror") which the Selling Management
Stockholder wishes to accept, such Selling Management Stockholder shall cause the Management Offer to be reduced to writing and shall notify the Company in

                                       21

writing of its wish to accept the Management Offer (the "Management Offer
Notice"). The Management Offer Notice shall contain an irrevocable offer to sell the Offered Management Securities to the Company at a price equal or equivalent
(as determined in the manner set forth in Section 3.6(b) below) to the price the
Management Offeror proposes to pay for the Offered Management Securities in the
Management Offer, and otherwise on the same terms and conditions of such
Management Offer and shall be accompanied by a copy of such Management Offer
(which shall identify the Management Offeror).

          (b) Upon receipt of the Management Offer Notice, the Company will have an irrevocable non-transferable (other than to the Sponsor Stockholders) option to purchase all or a portion of the Offered Management Securities (i) at the same price and on the same terms and conditions as the Management Offer or (ii)
if the Management Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent cash price, determined in good faith by the Company's Board, and otherwise on the terms and conditions described in the Management Offer Notice. The Company shall, within fifteen (15)
days from receipt of the Management Offer Notice, indicate whether or not it has elected to purchase all or any portion of the Offered Management Securities by sending irrevocable written notice of any such election to the Selling
Management Stockholder, and the Company shall then be obligated to purchase such amount of all of the Offered Management Securities on the terms and conditions set forth in the Management Offer Notice.

          (c) If the Company does not exercise its option to purchase all of the
Offered Management Securities pursuant to this Section 3.6, then the applicable
Selling Management Stockholder shall be free for a period of sixty (60) days from the date an acceptance notice from the Company was due to be received by the Selling Management Stockholder to enter into definitive agreements to
Transfer all or such portion of the Offered Management Securities not purchased by the Company and to Transfer all or such portion of the Offered Management
Securities pursuant to such definitive agreements; provided that any such definitive agreement provides for the consummation of such Transfer to take place within sixty (60) days from the date of such definitive agreement and is on terms and conditions not more favorable to the transferee than were contained in the Management Offer Notice.

          (d) If the Selling Management Stockholder has not entered into a definitive agreement to Transfer all or such portion of the Offered Management
Securities not purchased by the Company to the Management Offeror within sixty
(60) days from the date an acceptance notice from the Company was due to be received by the applicable Selling Management Stockholder, or the Selling
Management Stockholder has entered into such an agreement but has not consummated the Transfer the Offered Management Securities to the Management
Offeror within sixty (60) days from the date of such definitive agreement, then the provisions of this Section 3.6 shall again apply, and such Selling
Management Stockholder shall not Transfer or offer to Transfer such shares of
Common Stock without again complying with this Section 3.6.

          (e) No Transfer to the Management Offeror shall be consummated unless and until (A) such Management Offeror shall represent in writing to the Company that it is aware of the rights and obligations of the Company contained in this
Agreement and (B) prior to the purchase by such Management Offeror of any of such Offered Management Shares, such

                                       22

Management Offeror shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof to the same extent as the Selling
Management Stockholder.

          (f) Upon exercise by the Company of its rights of first refusal under this Section 3.6, the Company and the applicable Selling Management Stockholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Offered Management Securities as promptly as practicable.

     SECTION 3.7. Management Call Option. (a) Prior to the Lapse Date, if a
Management Stockholder's Services to the Company or any Subsidiary terminate for any reason (a "Termination Event"), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services, any share of Common Stock held by such Management Stockholder and any Permitted
Transferees of such Management Stockholder who or which hold shares of Common
Stock for a period of 181 days immediately following the later of (x) the date of the Termination Event and (y) the date that such Management Stockholder acquired such share of Common Stock (the later of (x) and (y), the "First
Purchase Date"), and such Management Stockholder (and Permitted Transferees)
shall be required to sell to the Company, any or all of such shares of Common
Stock then held by such Management Stockholder (and such Permitted Transferees), at a price per share equal to the applicable purchase price determined pursuant to Section 3.7(d) or (e);

          (b) Any shares of Common Stock purchased by the Company shall be cancelled.

          (c) If on the first Business Day following the First Purchase Date, the Company has not purchased all of a terminated Management Stockholder's shares of Common Stock (including shares of Common Stock held by Permitted
Transferees), the Company shall on or before such day provide written notice to the Sponsor Stockholders of (i) its decision not to purchase some or all of such shares of Common Stock and (ii) the number of such Management Stockholder's (and
Permitted Transferees') shares of Common Stock ("Eligible Shares") which the
Company did not purchase, and the Sponsor Stockholders shall then have the right to purchase and such Management Stockholder (and Permitted Transferees) shall be required to sell to the Sponsor Stockholder(s), any or all of the Eligible
Shares then held by such Management Stockholder (and Permitted Transferees) at a price per share of Common Stock equal to the applicable purchase price determined pursuant to Section 3.7(d) or (e). Within thirty (30) days of receipt of the Company's written notice described above, each Sponsor Stockholder desiring to purchase shares of Common Stock shall provide written notice to the
Company, specifying that such Sponsor Stockholder is willing to purchase (i) its pro rata portion of the Eligible Shares (based upon the number of shares of
Common Stock held by such Sponsor Stockholder relative to the total number of shares of Common Stock held by all of the Sponsor Stockholders), (ii) a number of Eligible Shares less than such Sponsor Stockholder's pro rata portion, or
(iii) any and all shares of Common Stock available to be purchased; provided, that the Sponsor Stockholders shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible
Shares are elected to be purchased. Upon receipt of the Sponsor Stockholders'
respective notices, the Company will notify the Management Stockholder of the

                                       23

Sponsor Stockholder(s)' elections (and all determinations by the Board of Fair
Market Value) and the Management Stockholder (and Permitted Transferees) will be obligated to sell (x) to the Sponsor Stockholders making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Shares elected to be purchased by such Sponsor Stockholders and (y) all remaining
Eligible Shares, if any, to the Sponsor Stockholders making the election described in clause (iii) of the preceding sentence to such Sponsor
Stockholder(s) on a pro rata basis (based upon the number of shares of Common
Stock held by such Sponsor Stockholder relative to the total number of shares of
Common Stock held by all of the Sponsor Stockholders making such election), but in no event more that any such Sponsor Stockholders elected to purchase.

          (d) In the event of a purchase by the Company pursuant to Section
3.7(a) and/or the Sponsor Stockholder pursuant to Section 3.7(c) (each a "Shares
Buyer") on or prior to the first (1st) anniversary of the Effective Date, the purchase price shall be the price paid by the Management Stockholder to the
Company for the shares of Common Stock.

          (e) In the event of a purchase by a Shares Buyer pursuant to Section
3.7(a) and/or the Sponsor Stockholder pursuant to Section 3.7(c) after the first
(1st) anniversary of the Effective Date, the purchase price shall be:

               (i) in the case of a termination for Cause, a price per share of
     Common Stock equal to the lesser of (x) the Fair Market Value, determined as at the First Purchase Date and (y) price paid by the Management
     Stockholder to the Company for the shares of Common Stock; and

               (ii) in the case of any other Termination Event, a price per share of Common Stock equal to the Fair Market Value determined as at the
     First Purchase Date.

For purpose of clauses (d) and (e) of this Section 3.7, the purchase price paid by James S. McElya for Bonus Common Stock (as defined in his Original
Subscription Agreement) shall be deemed to be $100 per share, or $1,000,000 in the aggregate.

          (f) At the closing of the purchase of the shares of Common Stock by the Shares Buyer (which may be postponed as reasonably necessary to permit any appraisal required by Section 3.7(i) to be completed), the Management
Stockholder (and Permitted Transferees) shall deliver certificates representing the shares of Common Stock to be purchased, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such shares of Common
Stock shall be free and clear of any liens, and the Management Stockholder (and
Permitted Transferees) selling the shares of Common Stocks shall so represent and warrant, and shall further warrant that it is the sole beneficial and record owner of such shares of Common Stock with the full right, power and authority to convey the shares of Common Stock to the Shares Buyer. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. The Shares Buyer shall pay the purchase price for such shares of Common Stock by delivery of funds deposited into an account designated by the Management Stockholder, a bank cashier's check, a certified check or a company check of the Shares Buyer for the purchase price;
provided that if the Shares Buyer is the Company and is entitled to delay the payment of the purchase price pursuant to Section

                                       24

3.7(g), the Company may so delay the payment of the purchase price (i) by delivery of funds pursuant to a note or (ii) by delaying the exercise of its purchase rights until such date that the purchase will not result in a Financing
Default (which date shall not be later than the first (1st) anniversary of the
First Purchase Date), pursuant to Section 3.7(g). The Company shall within thirty (30) days of learning of any fact permitting the delay of the purchase of shares of Common Stock pursuant to Section 3.7(g) so notify the affected
Management Stockholder and agrees to use commercially reasonable efforts to cure the grounds for such delay. If the Company has opted to delay the payment of the purchase price by delivery of a note, the term of the note shall (i) not be longer than five (5) years from the date of the purchase, (ii) shall include interest at the prime lending rate in effect as of the date of the purchase on such amount for the period from the date of the purchase to but excluding the date of such payment and (iii) shall be payable in quarterly installments.
Notwithstanding anything to the contrary in this Agreement, if the Shares Buyer is the Company, it may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Code or any other provision of applicable Law, with respect to the making of such payment.

          (g) Notwithstanding anything to the contrary elsewhere herein, the
Company shall not be obligated to pay the purchase price for any shares of
Common Stock with respect to which the Company has exercised its purchase right pursuant to this Section 3.7, regardless of whether it has delivered a notice of its election to purchase any such shares of Common Stock, (i) to the extent that the purchase of such shares of Common Stock (together with any other purchases of shares of Common Stock pursuant to this Section 3.7, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) would result, after giving effect thereto (including any dividends or other distributions or loans from a
Subsidiary of the Company to the Company in connection therewith), in a
Financing Default, or (ii) if immediately prior to such purchase of shares of
Common Stock, there exists a Financing Default which prohibits such purchase
(including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith); provided that in the event the Company has not paid the purchase price for shares of Common Stock to which the Company has exercised its purchase right pursuant to this Section 3.7 by the first (1st) anniversary of the First Purchase Date, then such purchase right of the Company shall expire with respect to such shares of Common Stock.

          (h) Notwithstanding anything to the contrary contained in this Section
3.7, any shares of Common Stock which the Company has elected to purchase from a
Management Stockholder (and Permitted Transferees), but which in accordance with
Section 3.7(f) and (g) payment has been delayed, shall be purchased by the
Company on the thirtieth (30th) day after such date or dates that it is no longer permitted to delay payment for the purchasing of such shares of Common
Stock under Section 3.7(f) and (g), and the Company shall give such Management
Stockholder seven (7) days prior notice of any such payment; provided that in the event the Company elects to purchase shares of Common Stock pursuant to this
Section 3.7 and defers the payment of the purchase price for such shares of
Common Stock pursuant to Section 3.7(g) but does not pay for such shares of
Common Stock on or prior to the first (1st) anniversary of the First Purchase
Date, the Company's right to purchase such shares of Common Stock shall expire.

                                       25

          (i) Notwithstanding anything to the contrary, if the Management
Stockholder disagrees with the Board's determination of the Fair Market Value,
(i) subject to confidentiality issues, he may request data that is reasonably sufficient to check the Board's calculations and/or (ii) he may require the
Company to retain an independent investment banker to determine the Fair Market
Value; provided that no more than one appraisal right may be exercised per calendar year by all of the Management Stockholders (and Permitted Transferees)
in total. The Company will bear the cost of such appraisal, unless the appraised value is 110% or less of the Board's determination of the Fair Market Value, in which case the Management Stockholder will bear the cost of such appraisal.

          SECTION 3.8. Registration Rights. The Company hereby grants to the
Stockholders the registration and other rights set forth in, and the
Stockholders agree to comply with the terms and conditions contained in, the
Registration Rights Agreement.

          SECTION 3.9. Void Transfers. Any Transfer or attempted Transfer of
Common Stock in violation of any provision of this Agreement shall be void.

                                   ARTICLE IV

                             EQUITY PURCHASE RIGHTS

          SECTION 4.1. Equity Purchase Rights. (a) The Company hereby grants to each Stockholder the right to purchase its Pro Rata Portion of all or any part of Equity Securities that the Company may, from time to time, propose to sell or issue ("Equity Purchase Right") prior to an IPO. The number or amount of Equity
Securities which the Stockholders may purchase pursuant to this Section 4.1(a)
shall be referred to as the "Equity Purchase Shares." The Equity Purchase Right
provided in this Section 4.1(a) shall apply at the time of issuance of any right, warrant or option or convertible or exchangeable security and not to the conversion, exchange or exercise thereof.

          (b) The Company shall give written notice of a proposed issuance or sale described in Section 4.1(a) to the Stockholders at least fifteen (15) days prior to the proposed issuance or sale. Such notice (the "Issuance Notice")
shall set forth the material terms and conditions of such proposed transaction, the number or amount and description of the shares proposed to be issued, the proposed issuance date and the proposed purchase price per share, including a description of any non-cash consideration.

          (c) At any time during the fifteen (15) day period following the receipt of an Issuance Notice, each Stockholder shall have the right to elect irrevocably to purchase its Pro Rata Portion of the number of the Equity
Purchase Shares at the purchase price set forth in the Issuance Notice and upon the other terms and conditions specified in the Issuance Notice by delivering a written notice to the Company. Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of any purchase by any Stockholder may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to (i) obtain required governmental approvals and other required approvals and the

                                       26

Company and the Stockholders shall use their respective commercially reasonable efforts to obtain such approvals and (ii) permit the Sponsor Stockholders to complete their internal capital call process; provided that the extension pursuant to this clause (ii) shall not exceed thirty (30) days.

          (d) Each Stockholder exercising its right to purchase its respective portion of the Equity Purchase Shares in full (an "Exercising Stockholder")
shall have a right of over-allotment such that if any other Stockholder fails to exercise its right hereunder to purchase its full Pro Rata Portion of Equity
Securities (a "Non-Purchasing Stockholder"), such Exercising Stockholder may purchase its Pro Rata Portion of such securities by giving written notice to the
Company within ten (10) days from the date that the Company provides written notice of the amount of Equity Securities as to which such Non-Purchasing
Stockholders have failed to exercise their Equity Purchase Rights hereunder.

          (e) If any Stockholder or Exercising Stockholder fails to exercise fully the Equity Purchase Right within the periods described above and after expiration of the ten (10) day period for exercise of the over-allotment provisions pursuant to Section 4.1(d) above, the Company shall be free to complete the proposed issuance or sale of the Equity Securities described in the
Issuance Notice with respect to which Exercising Stockholders failed to exercise the option set forth in this Section 4.1 on terms no less favorable to the
Company than those set forth in the Issuance Notice (except that the amount of securities to be issued or sold by the Company may be reduced); provided that
(x) such issuance or sale is closed within ninety (90) days after the expiration of the (A) ten (10) day period described in Section 4.1(d) or (B) if there are not any Non-Purchasing Stockholders, fifteen (15) day period described in
Section 4.1(c) and (y) the price at which the Equity Securities are Transferred must be equal to or higher than the purchase price described in the Issuance
Notice. Such periods within which such issuance or sale must be closed shall be extended to the extent necessary to obtain required governmental approvals and other required approvals and the Company shall use its commercially reasonable efforts to obtain such approvals. In the event that the Company has not sold such Equity Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any Equity Securities, without first again offering such securities to the Stockholders in the manner provided in this Section 4.1.

          Notwithstanding the foregoing, Equity Purchase Rights pursuant to this
Article IV shall not apply to any sale or issuance of Equity Securities (i) in payment of the purchase price of assets acquired by the Company or any
Subsidiary, including any sale or issuance in connection with a merger, joint venture, licensing transaction or exchange of shares, (ii) upon the grant of
Equity Securities to officers, employees, directors or consultants of the
Company or its Subsidiaries pursuant to any profit sharing, management stock option or other management incentive plans (or the issuance of shares upon the exercise of any rights under such grant), (iii) pursuant to a stock split, combination or stock dividend, (iv) pursuant to the exercise of any right, warrant, option, or convertible or exchangeable security, (v) pursuant to the
IPO, (vi) in connection with a third-party debt financing or (vii) pursuant to the Original Subscription Agreements.

                                       27

                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 5.1. Reimbursement of Expenses. The Company agrees to pay or reimburse (i) the Sponsor Stockholders for (A) all reasonable costs and expenses
(including reasonable attorneys fees, charges, disbursement and expenses)
incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement, the Purchase Agreement or any related agreements and (B) in connection with any stamp, transfer, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Purchase
Agreement or any related agreements; and (ii) each Sponsor Stockholder for all costs and expenses of such Stockholder (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with (1) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement, the Purchase Agreement or any related agreements and (2) the enforcement or exercise by such Stockholder of any right granted to it or provided for hereunder.

          SECTION 5.2. Fiduciary Duties. To the extent permitted by Delaware
Law, notwithstanding anything to the contrary in this Agreement, each
Stockholder agrees that any fiduciary duty imposed under Delaware Law (including the duty of loyalty and the duty of care) on the Sponsor Stockholders and the
Directors shall be defined, limited and eliminated as provided in this Section
5.2. (For the avoidance of doubt, this Section 5.2 is not intended to create any duties on the part of any Stockholder who is not a Sponsor Stockholder but shall also not be deemed to limit any duties which are otherwise imposed on such
Stockholder under Delaware law or which are created pursuant to an express agreement with such Stockholder.)

          (a) Certain Potential Conflicts. Each Stockholder acknowledges that:

          (i) subject to Section 2.3(a)(vii), each Sponsor Stockholder and its
     Affiliates may engage in material business transactions with the Company or its Subsidiaries; and

          (ii) the directors, officers, and/or employees of a Sponsor
     Stockholder and its Affiliates may serve as directors, officers and/or employees of the Company or its Subsidiaries.

          (b) Limitation of Liability. To the fullest extent permitted by
Delaware Law, no Sponsor Stockholder or its respective Affiliates (excluding the
Company and its Subsidiaries) or any director, officer or employee of any
Sponsor Stockholder or its Affiliates (excluding the Company and its
Subsidiaries) who may serve as an officer, director and/or employee of the
Company or its Subsidiaries shall be liable to the Company or its Subsidiaries:

          (i) by reason of any business decision or transaction undertaken by such Sponsor Stockholder or its Affiliates which may be adverse to the interests of the Company or its Subsidiaries;

                                       28

          (ii) by reason of any activity undertaken by such Sponsor Stockholder or its Affiliates or by any other Person in which such Sponsor Stockholder or their respective Affiliates may have an investment or other financial interest which is in competition with the Company or its Subsidiaries; or

          (iii) by reason of any transaction with such Sponsor Stockholder or its Affiliates, or any transaction in which such Sponsor Stockholder or its
     Affiliates shall have a financial interest, unless the party seeking to assert such liability shall prove, by clear and convincing evidence, that such transaction could not have been the product of rationale business judgment at the time and under the circumstances it was authorized by the
     Board or a committee thereof.

          SECTION 5.3. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement.

          SECTION 5.4. Recapitalization, Exchanges, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to
Stockholders or combination of the shares of Common Stock or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

          SECTION 5.5. Employment by the Company. Nothing contained in this
Agreement or any option agreement entered into by the Company and any Management
Stockholder (a) obligates the Company or any Subsidiary or Affiliate of the
Company to employ any Management Stockholder in any capacity whatsoever or (b)
prohibits or restricts the Company (or any such Subsidiary or Affiliate) from terminating the employment of any Management Stockholder at any time or for any reason whatsoever, with or without Cause, and each of the Management
Stockholders hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to such
Management Stockholder concerning such Management Stockholder's employment or continued employment by the Company or any Subsidiary or Affiliate of the
Company.

          SECTION 5.6. Taxes. The Company will have the right to deduct from any cash payment made under this Agreement to any Management Stockholder any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

          SECTION 5.7. Term of Agreement. This Agreement shall terminate (a) in full when all Stockholders cease to beneficially own any shares of Common Stock, and, if earlier, (b) with respect to any particular Stockholder, when such
Stockholder ceases to beneficially own any shares of Common Stock; provided that any termination pursuant to this Section 5.7 will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

                                       29

          SECTION 5.8. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

          SECTION 5.9. Amendments and Waivers. (a) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective:

          (i) only if it is made or given in writing and signed by (A)
     Stockholders holding at least seventy-five percent (75%) of the shares of
     Common Stock owned by all Stockholders and (B) each of Cypress and Goldman, so long as it holds at least fifty percent (50%) of its Original Shares;
     and

          (ii) only in the specific instance and for the specific purpose for which made or given;

provided that no such amendment, supplement or modification of or to any provision of this Agreement, waiver of any provision of this Agreement, or consent to any departure by any party from the terms of any provision of this
Agreement, shall be effective as to any Stockholder which shall not have consented thereto in writing if the rights or obligations of such Stockholder under this Agreement shall have been adversely affected thereby in any material respect.

          (b) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (c) Each of Cypress and Goldman hereby agrees not to consent to amend this Agreement in order to modify or eliminate the right of its affiliated VCOC
Fund to appoint a Stockholder Designee without the consent of such affiliated
VCOC Fund.

          SECTION 5.10. Successors, Assigns and Transferees. This Agreement
shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Stockholders may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

          SECTION 5.11. Legend. (a) All certificates representing the shares of
Common Stock held by each Stockholder shall bear a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
          CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 23, 2004, AS THE
          SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO
          TIME IN ACCORDANCE WITH ITS TERMS, WHICH PROVIDES, AMONG OTHER THINGS,
          FOR CERTAIN RESTRICTIONS ON THE

                                       30

          (I) VOTING AND (II) SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER
          DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY
          OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE
          CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE PURCHASER OR
          PROSPECTIVE PURCHASER OF THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
          SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER,
          PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN
          EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH
          ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) IF THE
          CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL
          BE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH
          SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION
          IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS."

          (b) Upon the sale of any Common Stock pursuant to (i) an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act or (ii) another exemption from registration under the
Securities Act or upon the termination of this Agreement, the certificates representing such Common Stock shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this
Section 5.11; provided that the Company may condition such replacement of certificates under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

          (c) Upon execution of this Agreement, Common Stock presently held by
Stockholders that do not bear a legend as provided in Section 5.11 shall be surrendered to the Company and such instruments shall be endorsed with said legend and returned to the appropriate Stockholder.

          SECTION 5.12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party's address as set forth

                                       31

below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

     If to the Company              CSA Acquisition Corp.
                                    c/o The Cypress Group L.L.C.
                                    65 East 55th Street
                                    New York, New York 10022
                                    Attn: David P. Spalding
                                    Telecopy: (212) 705-0199

     with a copy to:                Simpson Thacher & Bartlett LLP
     (which shall not               425 Lexington Avenue
     constitute notice)             New York, New York 10017
                                    Attn: William E. Curbow
                                    Telecopy: (212) 455-2502

                                    and

                                    Fried, Frank, Harris, Shriver & Jacobson LLP
                                    One New York Plaza
                                    New York, New York 10004
                                    Attn: Steven J. Steinman
                                    Telecopy: (212) 859-4000

     If to Cypress:                 The Cypress Group L.L.C.
                                    65 East 55th Street
                                    New York, New York 10022
                                    Attn: David P. Spalding
                                    Telecopy: (212) 705-0199

     with a copy to:                Simpson Thacher & Bartlett LLP
     (which shall not               425 Lexington Avenue
     constitute notice)             New York, New York 10017
                                    Attn: William E. Curbow
                                    Telecopy: (212) 455-2502

     If to Goldman:                 GS Capital Partners 2000, L.P.
                                    85 Broad Street
                                    New York, New York 10004
                                    Attn: Gerald Cardinale
                                    Telecopy: (212) 357-5505

     with a copy to:                Fried, Frank, Harris, Shriver & Jacobson LLP
     (which shall not               One New York Plaza
     constitute notice)             New York, New York 10004
                                    Attn: Steven J. Steinman
                                    Telecopy: (212) 859-4000

     If to any other Stockholder:   At the address set forth below such
                                    Stockholder's signature hereto.

                                       32

          SECTION 5.13. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 5.14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          SECTION 5.15. Confidentiality. (a) Each Stockholder recognizes and acknowledges that the Company's trade secrets, proprietary information, and
Confidential Information, as they may exist from time to time, are valuable, special and unique assets of the Company's business. Except as otherwise required by law, each Stockholder agrees to hold as the Company's property, all memoranda, books, papers, letters, and other data, and all copies thereof and therefrom (including materials provided pursuant to Section 2.4), in any way relating to the Company's business and affairs, whether made by such Stockholder or otherwise coming into such Stockholder's possession, and at the time such
Stockholder ceases to be a Stockholder for any reason, to deliver the same to the Company.

          (b) Each Stockholder hereby agrees that such Stockholder will not at any time during the period such Stockholder is a Stockholder or thereafter disclose to any third party (other than in the ordinary course of business of the Company) or use for the benefit of such Stockholder or any third party any
Confidential Information, except (i) as otherwise required by law, or (ii) as previously authorized by the Board in writing.

          (c) As used in this Agreement, "Confidential Information" shall mean information which is not generally known to the public in the form available to
Stockholders and which was or is used, developed or obtained by the Company relating to the business of the Company, or research and development, including, but not limited to, all investor, client, portfolio company or customer lists, marketing strategies and techniques, trade secrets, engineering or other know-how or other information pertaining to the financial condition, business, research and development or prospects of the Company.

          SECTION 5.16. Optionholders to become Parties. The Company shall cause any Person that is granted stock options to purchase shares of Common Stock by the Company (an "Optionholder") but that is not already a Stockholder at the time of such grant to become a party to this Agreement by executing a counterpart to this Agreement or a written instrument agreeing to be bound by the provisions hereof.

          SECTION 5.17. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or

                                       33

noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this
Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this
Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          SECTION 5.18. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS
AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY
WITHIN SUCH STATE. Any claim arising out of or relating to this Agreement may be instituted in Federal or State court in the State of New York (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

          SECTION 5.19. Effective Date. This Agreement shall become effective on the date of, and simultaneously with, the closing of the transactions contemplated by the Purchase Agreement (the "Effective Date").

          SECTION 5.20. Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 5.21. Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

                                       34

          SECTION 5.22. Counterparts; Facsimile Signatures. This Agreement may
be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  [Remainder of page left intentionally blank]

                                       35

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders
Agreement as of the date set forth in the first paragraph hereof.

                            CSA ACQUISITION CORP.

                            By: /s/ Allen J. Campbell
                                ------------------------------------------------
                                Name: Allen J. Campbell
                                Title: Vice President

                            CYPRESS MERCHANT BANKING PARTNERS II L.P.

                            By: Cypress Associates II LLC, its general partner

                            By: /s/ David Spalding
                                ------------------------------------------------
                                Name: David Spalding
                                Title: Managing Member

                            CYPRESS MERCHANT B II C.V.

                            By: Cypress Associates II LLC, its managing general
                                partner

                            By: /s/ David Spalding
                                ------------------------------------------------
                                Name: David Spalding
                                Title: Managing Member

                            55th STREET PARTNERS II L.P.

                            By: Cypress Associates II LLC, its general partner

                            By: /s/ David Spalding
                                ------------------------------------------------
                                Name: David Spalding
                                Title: Managing Member

                            CYPRESS SIDE-BY-SIDE LLC

                            By: /s/ David Spalding
                                ------------------------------------------------
                                Name: David Spalding
                                Title: Managing Member

                  CSA Acquisition Corp. Stockholders Agreement
                               December 23, 2004

                            GS CAPITAL PARTNERS 2000, L.P.

                            By: GS Advisors 2000, L.L.C., its general partner

                            By: Goldman Sachs
                                ------------------------------------------------
                                Name: Goldman Sachs
                                Title: Managing Member

                            GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                            By: GS Advisors 2000, L.L.C., its general partner

                            By: Goldman Sachs
                                ------------------------------------------------
                                Name: Goldman Sachs
                                Title: Managing Member

                            GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

                            By: Goldman Sachs Management GP GmbH, its general
                                partner

                            By: Goldman Sachs
                                ------------------------------------------------
                                Name: Goldman Sachs
                                Title: Managing Member

                            GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

                            By: GS Employee Funds 2000 GP, L.L.C., its general
                                partner

                            By: Goldman Sachs
                                ------------------------------------------------
                                Name: Goldman Sachs
                                Title: Managing Member

                            GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

                            By: GS Employee Funds 2000 GP, L.L.C., its general
                                partner

                            By: Goldman Sachs
                                ------------------------------------------------
                                Name: Goldman Sachs
                                Title: Managing Member

                  CSA Acquisition Corp. Stockholders Agreement
                               December 23, 2004

                            S.A. JOHNSON

                            /s/ S.A. Johnson
                            ----------------------------------------------------

                            KENNETH L. WAY

                            /s/ Kenneth L. Way
                            ----------------------------------------------------

                            JAMES S. McELYA

                            /s/ James S. McElya
                            ----------------------------------------------------

                            LARRY J. BEARD

                            /s/ Larry J. Beard
                            ----------------------------------------------------

                            ALLEN J. CAMPBELL

                            /s/ Allen J. Campbell
                            ----------------------------------------------------

                            PAUL C. GILBERT

                            /s/ Paul C. Gilbert
                            ----------------------------------------------------

                            EDWARD A. HASLER

                            /s/ Edward A. Hasler
                            ----------------------------------------------------

                            GARY T. PHILLIPS

                            /s/ Gary T. Phillips
                            ----------------------------------------------------

                            JAMES W. PIFER

                            /s/ James W. Pifer
                            ----------------------------------------------------

                  CSA Acquisition Corp. Stockholders Agreement
                               December 23, 2004

                            MICHAEL C. VERWILST

                            /s/ Michael C. Verwilst
                            ----------------------------------------------------

                            HELEN T. YANTZ

                            /s/ Helen T. Yantz
                            ----------------------------------------------------

                  CSA Acquisition Corp. Stockholders Agreement
                               December 23, 2004

                                                                         ANNEX I

                            MANAGEMENT STOCKHOLDERS

James S. McElya

Larry J. Beard

Allen J. Campbell

Paul C. Gilbert

Edward A. Hasler

Gary T. Phillips

James W. Pifer

Michael C. Verwilst

Helen T. Yantz

                  CSA Acquisition Corp. Stockholders Agreement
                               December 23, 2004

                                                                        ANNEX II

                             DIRECTOR STOCKHOLDERS

S.A. Johnson

Kenneth L. Way

                                                                       EXHIBIT A

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

          Pursuant to the Stockholders Agreement, dated as of December 23, 2004
(the "Stockholders Agreement"), by and among CSA Acquisition Corp., a Delaware corporation (the "Company"), and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, a "Stockholder" and collectively, the "Stockholders"), _____________, (the "Transferor") hereby assigns to the undersigned the rights that may be assigned thereunder with respect to the Common Stock so Transferred, and the undersigned hereby agrees that, having acquired Common Stock as permitted by the terms of the Stockholders
Agreement, the undersigned shall assume the obligations of the Transferor under the Stockholders Agreement with respect to the Common Stock so Transferred.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

          Listed below is information regarding the Common Stock:

Number of Shares of
    Common Stock
-------------------

-------------------

          IN WITNESS WHEREOF, the undersigned has executed this Assignment and
Assumption Agreement as of __________ ___, 20__.

                                            [NAME OF TRANSFEREE]

                                            -----------------------------------
                                            Name:
                                            Title:

Acknowledged by:
CSA ACQUISITION CORP.

By:
    ------------------------------
    Name:
    Title: